                                                                   EXHIBIT 99.2

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of ITK International, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of ITK International, Inc. and its subsidiaries (the "Company") at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 13, the Company was acquired on July 29, 1998.



PricewaterhouseCoopers LLP

Boston, Massachusetts
October 26, 1998

ITK INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 1998 AND 1997 (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   1998          1997
                                                                   ----          ----
ASSETS
Current assets:
Cash                                                             $  2,373      $    429

Accounts receivable, net of allowance for doubtful accounts
  of $607 and $195 at June 30, 1998 and 1997, respectively          3,019         3,615
Inventories, net                                                    5,267         7,271
Prepaid expenses and other currrent assets                            678           556
                                                                 --------      --------

Total current assets                                               11,337        11,871

Property and equipment, net                                        10,668         9,934
Intangible assets, net                                              4,405           535
Other assets                                                          247             -
                                                                 --------      --------
Total assets                                                     $ 26,657      $ 22,340
                                                                 --------      --------
                                                                 --------      --------

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
Demand notes payable                                             $ 14,168      $  8,717
Accounts payable                                                    4,756         4,278
Accrued expenses                                                    5,573           910
Accrued compensation                                                1,847           888
Current portion of long-term debt                                     115           109
                                                                 --------      --------
Total currrent liabilities                                         26,459        14,902

Long-term debt, less current portion                                9,511         8,697
                                                                 --------      --------
Total liabilities                                                  35,970        23,599
                                                                 --------      --------
Commitments and contingencies (Note 6)

Stockholders' deficit:
Common stock, $.001 par value, 33,000,000 shares authorized,
  27,392,904 and 19,179,680 shares issued and outstanding at
  June 30, 1998 and 1997, respectively                                 27            19
Additional paid-in capital                                         36,948        18,503
Deferred compensation                                              (3,307)            -
Accumulated deficit                                               (42,891)      (19,576)
Cumulative translation adjustment                                     (90)         (205)
                                                                 --------      --------
Total stockholders' deficit                                        (9,313)       (1,259)
                                                                 --------      --------
Total liabilities and stockholders' deficit                      $ 26,657      $ 22,340
                                                                 --------      --------
                                                                 --------      --------




The accompanying notes are an integral part of these consolidated financial statements.

ITK INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
-------------------------------------------------------------------------------

                                              1998         1997         1996
                                              ----         ----         ----
Revenues                                   $   32,699   $   22,188   $   26,331
Cost of revenues                               24,353       12,857       13,848
                                           ----------   ----------   ----------

   Gross profit                                 8,346        9,331       12,483
                                           ----------   ----------   ----------

Operating expenses:
Selling, general and administrative            24,034       14,224       10,402
Research and development                        6,784        4,916        2,148
                                           ----------   ----------   ----------

   Total operating expenses                    30,818       19,140       12,550
                                           ----------   ----------   ----------

Loss from operations                          (22,472)      (9,809)         (67)

Other income (expense):
  Interest income                                 152          115           14
  Interest expense                             (1,585)        (973)        (152)
  Other income, net                               607          519          231
                                           ----------   ----------   ----------

Income (loss) before income taxes          $  (23,298)  $  (10,148)          26
Income taxes                                       17          169          963
                                           ----------   ----------   ----------

Net loss                                   $  (23,315)  $  (10,317)  $     (937)
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------

Net loss per common share:
  Basic and diluted                        $    (0.98)  $    (0.58)  $    (0.07)
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------

Weighted average number of common and
  common equivalent shares outstanding:
  Basic and diluted                            23,746       17,830       14,325
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------

The accompanying notes are an integral part of these consolidated financial statements.

ITK INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996
(IN THOUSANDS, EXCEPT SHARE DATA)
-------------------------------------------------------------------------------

                                                                                                                        TOTAL
                                             COMMON STOCK     ADDITIONAL                                 CUMULATIVE  STOCKHOLDERS'
                                        -------------------    PAID-IN     ACCUMULATED     DEFERRED     TRANSLATION     EQUITY
                                          SHARES     AMOUNT    CAPITAL       DEFICIT     COMPENSATION    ADJUSTMENT    (DEFICIT)
                                        ----------  -------   ----------   -----------   ------------   -----------  ------------
Balance, June 30, 1995                  14,325,080  $    14   $    1,328   $       590     $       -     $       53    $    1,985
Net loss                                                                          (937)                                      (937)
Foreign currency translation                                                                                   (141)         (141)
                                        ----------  -------   ----------   -----------     ---------     ----------    ----------

Balance, June 30, 1996                  14,325,080       14        1,328          (347)            -            (88)          907

Issuance of common stock                 4,854,600        5       17,175                                                   17,180
Dividends paid                                                                  (8,912)                                    (8,912)
Net loss                                                                       (10,317)                                   (10,317)
Foreign currency translation                                                                                   (117)         (117)
                                        ----------  -------   ----------   -----------     ---------     ----------    ----------

Balance, June 30, 1997                  19,179,680       19       18,503       (19,576)            -           (205)       (1,259)

Contributed capital                                                1,569                                                    1,569
Issuance of common stock upon
  Merger with ITK AG                     7,609,860        7       11,717                                                   11,724
Exercise of common stock options           603,364        1           59                                                       60
Compensation related to the grant
  of common stock options                                          5,100                      (5,100)                           -
Amortization of deferred compensation                                                          1,793                        1,793
Net loss                                                                       (23,315)                                   (23,315)
Foreign currency translation                                                                                    115           115
                                        ----------  -------   ----------   -----------     ---------     ----------    ----------

Balance, June 30, 1998                  27,392,904  $    27   $   36,948   $   (42,891)    $  (3,307)    $      (90)   $   (9,313)
                                        ----------  -------   ----------   -----------     ---------     ----------    ----------
                                        ----------  -------   ----------   -----------     ---------     ----------    ----------

The accompanying notes are an integral part of these consolidated financial statements.

ITK INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996 (IN THOUSANDS)
------------------------------------------------------------------------------

                                           1998        1997         1996
                                         --------    --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                $(23,315)   $(10,317)    $  (937)
  Adjustments to reconcile net loss
    to net cash provided by operating
    activities:
      Depreciation and amortization          2,327         811         403
      Provision for doubtful accounts          412         145           -
      Amortization of deferred
        compensation                         1,793
      Loss on sale of property and
        equipment                              403          26           -
      Changes in operating assets and
        liabilities, excluding effects
        of acquired business:
      Accounts receivable                    4,191       1,768      (1,716)
      Inventories                            5,630       1,077      (3,297)
      Prepaid expenses and other current
        assets                                  50        (203)       (264)
      Other assets                             104         111         377
      Accounts payable                      (1,444)     (1,191)         28
      Accrued expenses and compensation      2,421        (365)        508
                                          ---------   ---------   --------
        Net cash used by operating
          activities                        (7,428)     (8,138)     (4,898)
                                          ---------   ---------   --------

Cash flows from investing activities:
  Purchases of property and equipment         (641)     (8,496)     (2,261)
  Cash of acquired business                  3,111           -           -
  Proceeds from sale of property and
    equipment                                   73         167           7
                                          ---------   ---------   --------
      Net cash used in investing
        activities                           2,543      (8,329)     (2,254)
                                          ---------   ---------   --------
Cash flows from financing activities:
  Proceeds from issuance of common stock        60      17,180           -
  Dividends paid                                 -      (8,912)          -
  Proceeds from debt issuance                6,271       8,312       7,117
                                          ---------   ---------   --------
      Net cash provided by financing
        activities                           6,331      16,580       7,117
                                          ---------   ---------   --------

Net increase in cash and cash
  equivalents                                1,446         113         (35)
Effect of exchange rate changes on
  cash and cash equivalents                    498          80        (370)
Cash at beginning of year                      429         236         641
                                          ---------   ---------   --------
Cash at end of period                     $  2,373    $    429    $    236
                                          ---------   ---------   --------
                                          ---------   ---------   --------

Cash paid during the period for:
  Interest                                $    972    $    631    $    259
  Income taxes                                 670         690         143

NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Common stock issued on Merger with
    ITK AG                                $ 11,724    $      -    $      -
  Capital contribution, land received
    from shareholder                         1,569           -           -

          The accompanying notes are an integral part of these consolidated financial statements.

ITK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

 1.       DESCRIPTION OF BUSINESS

          ITK International, Inc. and its subsidiaries (the "Company") design, manufacture, sell, market and support a broad range of high performance remote network access products. These products enable customers to build: (i) dial-up local area network ("LAN") inter-networks that provide remote offices, telecommuters and mobile computer user access to corporate networks; (ii) remote LAN access networks that provide access to the Internet; and (iii) mission critical wide area network access facilities that provide LAN or host access over the public switched telephone network. The Company markets its products worldwide through distributors, value added resellers and service providers. The Company also sells its modem products to certain original equipment manufacturers.


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION
          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

          On August 7, 1997, Telebit Incorporated ("TI") consummated a merger (the "Merger") with ITK Telekommunikation AG ("ITK AG"), a German corporation. The Company's common stock was recapitalized and ITK AG's stockholders received an aggregate of 19,179,680 previously unissued shares of common stock of the Company, representing 66.5% of the common stock outstanding upon consummation of the Merger.
          Due to the majority ownership received by ITK AG's stockholders, the Merger was accounted for as a "reverse acquisition" such that TI was designated as the acquired entity and ITK AG the acquirer. Accordingly, the consolidated balance sheet as of June 30, 1997 and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity (deficit) for each of the two years in the period ended June 30, 1997 represent the historical results of ITK AG and its subsidiaries. The results of operations of TI are included in the consolidated financial statements from August 7, 1997. In addition, the Company changed its name concurrent with the Merger from "Telebit Incorporated" to "ITK International, Inc." See Note 3.

          All shares of common stock, options and per share amounts included in the accompanying financial statements have been adjusted to give retroactive effect to the recapitalization for all years presented.

          USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

ITK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

          REVENUE RECOGNITION
          Revenue relating to products sold is recognized upon transfer of legal title, which is generally upon shipment. The Company derives a significant percentage of its revenue from sales to distributors. Under the Company's standard distribution agreements, distributors are granted certain "stock balancing" and "price protection" rights. The Company provides reserves for such returns or price adjustments at the time the related revenue is recorded, based on historic rates of returns or price adjustments. The Company's stock balancing and price protection obligations have historically been within management's expectations.

          CONCENTRATION OF CREDIT RISK
          Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with financial institutions which management believes are of high credit quality.

          FINANCIAL INSTRUMENTS
          The carrying amount of the Company's financial instruments, which include cash, accounts receivable, accounts payable, accrued expenses, notes payable and long-term debt, approximates their fair value at the balance sheet dates.

          INVENTORIES
          Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market.

          PROPERTY AND EQUIPMENT
          Property and equipment are recorded at cost. Depreciation is based on the following estimated useful lives of the assets using the straight-line method:


          Buildings             25 years
          Office equipment    4-10 years

          Expenditures for additions, renewals and betterments of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

          INTANGIBLE ASSETS
          Intangible assets, comprised primarily of acquired technology
          (Note 3), are recorded at their fair value determined at time of acquisition. Amortization is based on the estimated useful lives of the assets of 4 years, using the straight-line method.

          The Company periodically analyzes intangible assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with generally accepted accounting principles.

ITK INTERNATIONAL,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     INCOME TAXES
     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's consolidated financial statements. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates for the year in which the differences are expected to reverse. The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     NET LOSS PER COMMON SHARE
     For each of the years presented, basic and diluted earnings per share are the same due to the antidilutive effect of potential common shares outstanding. Antidilutive potential common shares excluded from the computation of diluted loss per share for the fiscal year 1998 include 4,617,848 common shares issuable upon the exercise of stock options.

     FOREIGN CURRENCY
     The accounts of foreign subsidiaries are translated using exchange rates in effect at period-end for assets and liabilities and at average exchange rates during the period for results of operations. The local currency for all foreign subsidiaries is the functional currency. The related transaction adjustments are reported as a separate component of stockholders' equity (deficit). Gains or losses resulting from foreign currency transactions are included in other income (expense) and were immaterial for all periods presented.

     NEW ACCOUNTING PRONOUNCEMENTS
     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". The statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. This standard will require that an enterprise display an amount representing total comprehensive income for the period. SFAS No. 130 will be effective for the Company's fiscal year ending June 30, 1999. Adoption of SFAS No. 130 is not expected to impact the Company's financial position or results of operations.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which supersedes SFAS No. 14. This statement changes the way that public business enterprises report segment information, including financial and descriptive information about their operating segments, in annual financial statements and would require that those enterprises report selected segment information in interim financial reports to stockholders. Operating segments are defined as revenue-producing components of the enterprise which are generally used internally for evaluating segment performance. SFAS No. 131 will be effective for the Company beginning with the Company's fiscal year ending June 30, 1999. Adoption of SFAS No. 131 will not impact the Company's financial position or results of operations.

ITK INTERNATIONAL,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that all derivative instruments be recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The ineffective portion of all hedges will be recognized in current-period earnings. SFAS No. 133 will be effective for the Company beginning with the Company's fiscal year ending June 30, 2000. As the Company has no derivative instruments and is not involved in hedging activity, the Company does not expect the adoption of SFAS No. 133 to have an impact on the Company's financial position or results of operations.


3.   MERGER OF TELEBIT INCORPORATED AND ITK AG

     As described in Note 1, on August 7, 1997, Telebit Incorporated ("TI") consummated a merger (the "Merger") with ITK Telekommunikation AG ("ITK AG"), a German corporation.

     The Merger was accounted for using the purchase method. The purchase price for financial accounting purposes was determined to be $11,724,000, based upon an independent appraisal of the 7,609,860 shares of common stock and the 2,051,000 options to purchase common stock of the Company received upon the Merger by former stockholders and option holders of TI.

     The following summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed as of August 7, 1997 (in thousands):

     Assets acquired:
       Cash                                                    $ 3,111
       Accounts receivable                                       3,183
       Inventories                                               4,126
       Prepaid expenses and other current assets                   172
       Property, plant and equipment                             1,054
       Other assets                                                259
       Identifiable intangible assets                            4,650
       Cost in excess of net assets acquired                       262
     Liabilities assumed:
       Accounts payable                                         (1,922)
       Accrued expenses                                         (3,171)
                                                               --------
     Total purchase price                                      $11,724
                                                               --------
                                                               --------

     The identifiable intangible assets consist primarily of acquired technology valued at $3,900,000, as well as established customer base, workforce and trademark. The identifiable intangible assets were fair valued by an independent appraisal based on discounted cash flow analyses.

ITK INTERNATIONAL,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     The following unaudited pro forma information is presented to illustrate the results of operations had the Merger occurred on July 1, 1996 (in thousands, except share data):

                                                       Year ended
                                                         June 30,
                                                    1998         1997
                                                 (Unaudited)  (Unaudited)
     Total revenues                              $  35,202    $  41,449
     Loss from operations                          (22,769)     (19,635)
     Net loss                                      (23,958)     (20,758)
     Loss per share - basic and diluted          $   (0.88)   $   (0.82)

     The above pro forma results of operations are not necessarily indicative of the results of operations which actually would have been realized had the Merger occurred as of July 1, 1996, nor of the future results of the combined companies.

4.   INVENTORIES

     Inventories consist of the following (in thousands):

                                                         June 30,
                                                    1998         1997
     Raw materials                               $   1,270    $       -
     Work in process                                   601        1,130
     Finished goods                                  3,396        6,141
                                                 ---------    ---------
                                                 $   5,267    $   7,271
                                                 ---------    ---------
                                                 ---------    ---------

5.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                         June 30,
                                                    1998         1997
     Land                                        $     749    $     749
     Buildings                                       8,845        7,081
     Office equipment                                4,516        4,150
     Construction in progress                            -          157
                                                 ---------    ---------
                                                    14,110       12,137
     Less accumulated depreciation                  (3,442)      (2,203)
                                                 ---------    ---------
                                                 $  10,668    $   9,934
                                                 ---------    ---------
                                                 ---------    ---------



     Depreciation expense relating to property and equipment was $1,394,000, $137,000 and

ITK INTERNATIONAL,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


$276,000 for the fiscal years 1998, 1997 and 1996, respectively.


6.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES
     The Company leases facilities under various operating leases. Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one or more years consisted of the following at June 30, 1998 (in thousands):

     1999                                   $   933
     2000                                       404
     2001                                       187
     2002                                       122
     2003                                        74
     Thereafter                                 773
                                            -------
     Total future minimum lease payments    $ 2,493
                                            -------
                                            -------

     Rental expense during the fiscal years 1998, 1997 and 1996 was $805,000, $295,000 and $225,000, respectively.


7.   DEMAND NOTES PAYABLE

     On June 12, 1998, the Company entered into a $5,000,000 loan facility with Digi International Inc. (see Note 13). Under this loan facility, Digi International Inc. has advanced $5,000,000 to the Company as a demand note payable. The outstanding balance of this demand note payable bears interest at 8 percent. The Company has pledged as collateral for this demand note payable 98,400 common shares of ITK AG.

     At June 30, 1998, short-term liabilities exist with banks in the amount of $9,168,000. These amounts are due daily. Interest is calculated quarterly and is also due daily.

     The weighted average interest rate on demand notes payable was 4.6% and 4.9% at June 30, 1998 and 1997, respectively.

ITK INTERNATIONAL,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

8.  LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                                            1998        1997
                                                            ----        ----
    5.2% fixed rate long-term collateralized note          $2,882      $1,782
    6.0% Fixed rate long-term collateralized note           1,498       1,546
    6.3% fixed rate long-term collateralized note           4,433       4,597
    6.0% fixed rate long-term uncollateralized note           574         591
    6.0% subsidized long-term note                            239         290
                                                           ------      ------
      Total long-term debt                                  9,626       8,806
    Less: current maturities                                 (115)       (109)
                                                           ------      ------
                                                           $9,511      $8,697
                                                           ------      ------
                                                           ------      ------

    The 5.2% fixed rate long-term note is payable in semi annual installments beginning June 2001. Interest is payable on a quarterly basis. The 6.0% fixed rate long-term note is payable in full in September 2003. Interest is payable on a quarterly basis. The 6.3% fixed rate long term note is payable in semi annual installments beginning March 2000. Interest is payable on a semi-annual basis. These notes are collateralized by certain land, building and equipment.

    The 6.0% fixed rate long term note is due in full on November 5, 2001. Borrowings under this note are uncollateralized.

    The 6.0% subsidized long term note is payable in quarterly installments. Interest is payable on a quarterly basis. Borrowings under this note are uncollateralized.

    Aggregate maturities of long-term debt over the next five fiscal years are as follows: $115,000 in 1999, $213,000 in 2000, $407,000 in 2001,
    $1,870,000 in 2002, $429,000 in 2003 and $6,592,000 thereafter.


9.  STOCK PLANS

    The Company maintains two stock plans. The 1996 Stock Option Plan (the "1996 Plan") provided for the issuance of up to 5,000,000 shares of common stock pursuant to the grant of incentive and non-qualified stock options. The Company does not intend to issue any additional options under the 1996 Plan, but options that are forfeited will become available for grant under the 1997 Stock Option Plan (the "1997 Plan").

ITK INTERNATIONAL,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          Under the terms of the 1997 Plan, employees, directors and certain other individuals may be awarded incentive stock options, nonqualified stock options or restricted stock. The 1997 Plan provides for the issuance of a maximum of 3,000,000 shares of common stock, plus such additional number of shares that become available due to the forfeiture of options granted under the 1996 Plan. Non-qualified options may be granted to any employee, officer, director or consultant at an exercise price per share to be determined by the Board of Directors on the date of grant. Options granted under the 1997 Plan are exercisable over periods determined by the Board of Directors, not to exceed ten years from the date of grant.

     In fiscal year 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires that companies either recognize compensation expense for grants of stock, stock options and other equity instruments based on fair value or provide pro forma disclosure of net income and earnings per share in the notes to the financial statements as if such method had been applied. The Company adopted the pro forma disclosure provisions of SFAS No 123 in fiscal 1997 and has applied APB
     Opinion No. 25 and related interpretations in accounting for   all of its
     stock option grants.

     Stock option activity is summarized as follows:

                                                                         WEIGHTED
                                                                         AVERAGE
                                                          NUMBER         EXERCISE
                                                         OF SHARES         PRICE
                                                         ---------       ---------
     Outstanding at June 30, 1997                                --        $    --
     Options of acquired company                          2,707,167           0.10
     Granted                                              4,595,000           0.10
     Forfeited                                           (2,085,494)          0.10
     Exercised                                             (598,825)          0.10
                                                         -----------       -------
     Outstanding at June 30, 1998                         4,617,848           0.10
                                                         -----------       -------
     Options available for future grant                   2,755,344

     Information related to the stock options outstanding at June 30, 1998 is as follows:


                                                  WEIGHTED          EXERCISABLE
                                NUMBER             AVERAGE            NUMBER
              RANGE OF            OF              REMAINING             OF
           EXERCISE PRICE       OPTIONS        CONTRACTUAL LIFE       OPTIONS
           --------------       -------        ----------------       --------
                $ .10          4,617,848          9.36 years         2,213,468

     Had compensation cost for the Company's stock option grants been determined based on the fair value at the grant dates, as calculated in accordance with SFAS No. 123, the Company's net loss and net loss per common share (both basic and diluted) for the fiscal year ended June 30, 1998 would not have been materially different from the amount reported. Because options vest over several years and additional option grants are expected to be made in subsequent years, the pro forma impact above is not representative of the pro forma effects for future years.

     The fair value of each option granted during the fiscal year ended June 30, 1998 was estimated

ITK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          on the date of grant using the minimum value method utilizing the following weighted-average assumptions: (1) expected risk-free interest rate of 5.4% to 5.7%; (2) expected option life of 7 years;
          (3) expected stock volatility of 0%; and (4) expected dividend yield of 0%. The weighted average fair value per option for options granted in fiscal year 1998 was $1.11.

          In accordance with APB No. 25, deferred compensation recorded under the 1997 Plan during the year ended June 30, 1998 was $5,100,000 which is being amortized to expense over the vesting periods of the related options. The related compensation expense recorded for the year ended June 30, 1998 was $1,793,000.

          As discussed in Note 13, on July 29, 1998, Digi International Inc. acquired the Company. In connection with the acquisition, each option holder of the Company received an option to purchase common stock of Digi International Inc.

10.       INCOME TAXES

          The income tax provision consisted entirely of current foreign tax expense of $17,000, $169,000 and $963,000 in fiscal years 1998, 1997 and 1996, respectively. Since the Merger, the Company has incurred losses for tax purposes and, accordingly, has not provided for any current or deferred federal and state income taxes.

          Domestic and foreign income (loss) before income taxes for the fiscal years 1998, 1997 and 1996 is as follows (in thousands):


                                                  1998       1997       1996
                                                --------   --------   --------
          Domestic                              $(11,933)  $      -   $      -
          Foreign                                (11,365)   (10,148)        26
                                                --------   --------   --------
                                                $ 23,298   $(10,148)        26
                                                --------   --------   --------
                                                --------   --------   --------

          The following is a reconciliation between the provision for income taxes based upon U.S. statutory income tax rates and the Company's effective income tax expense (in thousands):


                                                  1998       1997       1996
                                                --------   --------   --------
          Income taxes (benefit) at
           federal statutory rates              $ (8,154)  $ (3,552)  $      9
          Foreign tax rate differential           (4,419)    (1,404)      (337)
          Amortization of intangible assets          669          -          -
          State taxes (net)                         (709)         -          -
          Research and development credits          (142)         -          -
          Valuation allowance adjustments         12,650      5,125        710
          Nondeductible expenses                     122          -        217
          Other                                        -          -        364
                                                --------   --------   --------
                                                $     17   $    169   $    963
                                                --------   --------   --------
                                                --------   --------   --------

ITK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

          The components of the net deferred tax asset are as follows (in thousands):

                                              1998         1997
                                              ----         ----
Net operating loss carryforwards           $   18,991   $    7,169
Research and development credits                  143            -
Depreciation                                      652            7
Accrued expenses                                  168            7
Accounts receivable                                38          202
Other                                             229          186
                                           ----------   ----------

Total gross deferred tax assets                20,221        7,571

Valuation allowance                           (20,221)      (7,571)
                                           ----------   ----------

Total net deferred tax asset               $        -   $        -
                                           ----------   ----------
                                           ----------   ----------

          Under SFAS No. 109, the benefit associated with future deductible temporary differences is recognized if it is more likely than not that a benefit will be realized. Based on historical evidence of net losses, the Company has recorded a valuation allowance that offsets the full amount of its net deferred tax assets.

          As of June 30, 1998, the Company had U.S. and state net operating loss ("NOL") carryforwards of approximately $13,601,000 and $11,481,000, respectively, available to offset future taxable income, which expire at various dates through 2011.

          A subsequent change in the Company's ownership as defined in Section 382 of the Internal Revenue Code may significantly limit the future utilization of the federal NOL carryforwards incurred prior to an ownership change. In fiscal year 1997 and in July 1998, substantial changes in the ownership of the Company occurred.

          At June 30, 1998, the Company's foreign subsidiaries had NOL carryforwards of approximately $24,586,000.

ITK INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

11.       GEOGRAPHIC DATA

The Company's operations are conducted in one business segment in the United States and Europe. Geographic information about the Company for fiscal years 1998, 1997 and 1996 is as follows:


                                                  1998       1997       1996
                                                --------   --------   --------
          Revenues
            United States                       $ 12,100   $     32   $    934
            Europe                                20,599     22,156     25,397
                                                --------   --------   --------

                                                $ 32,699   $ 22,188   $ 26,331
                                                --------   --------   --------
                                                --------   --------   --------

          Loss from operations:
            United States                       $(10,854)  $   (775)  $   (455)
            Europe                              $(11,618)    (9,034)       388
                                                --------   --------   --------

                                                $(22,472)  $ (9,809)  $    (67)
                                                --------   --------   --------
                                                --------   --------   --------

          Identifiable assets:
            United States                       $  6,393   $    734   $    757
            Europe                                20,264     21,606     17,103
                                                --------   --------   --------

                                                $ 26,657   $ 22,340   $ 17,860
                                                --------   --------   --------
                                                --------   --------   --------

12.       EMPLOYEE BENEFIT PLANS

          The Company sponsors a qualified 401(k) Plan which covers all eligible employees of the Company. The Company made no matching contributions to the plan during fiscal years 1998, 1997 and 1996.

13.       SUBSEQUENT EVENT

          On July 29, 1998, Digi International Inc. ("Digi") acquired 100% of the outstanding common stock of the Company for $13.3 million in cash, 576,357 shares of common stock of Digi and 125,174 options to purchase Digi common stock issued to all existing option holders of the Company. Accordingly, the Company became a wholly owned subsidiary of Digi. The acquisition of the Company will be accounted for by Digi using the purchase method. Certain restructuring activities are expected as a result of the acquisition by Digi.